UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On November 22, 2004, Hunt Capital Growth Fund II, L.P. (“Hunt”) exercised warrants to purchase 482,892 shares of the Company’s common stock pursuant to a Warrant Agreement (“Agreement”) dated November 22, 1999. The exercise price of each warrant was $0.01 and the Agreement provided for a cashless exercise. Hunt elected to exercise these warrants via a cashless exercise, thus the Company received no cash payment. The final number of shares of common stock issued to Hunt was calculated based on the closing price of the Company’s shares on the Nasdaq SmallCap Market on November 22, 2004. The Company’s closing stock price on the Nasdaq SmallCap Market on November 22, 2004 was $0.31 and 471,601 shares of common stock were issued in exchange for the warrants.

The Company believes that the issuance of these shares to Hunt was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from the registration provisions of the Act and the regulations thereunder afforded by Section 4(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2004	PROSOFTTRAINING
(Registrant)

	By:	/s/ William J. Weronick
William J. Weronick,
Vice President Finance

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